UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2025

GXO LOGISTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40470	86-2098312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 489-1287

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	GXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of GXO Capital’s 3.750% Notes due 2030

On November 24, 2025, GXO Logistics Capital B.V. (“GXO Capital”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087, and an indirect wholly-owned subsidiary of GXO Logistics, Inc. (“GXO”), issued €500 million aggregate principal amount of 3.750% Notes due 2030 (the “Notes”). The Notes are fully and unconditionally guaranteed on an unsecured, unsubordinated basis by GXO (GXO’s guarantee of the Notes, the “Parent Guarantee”).

In connection with the offer and sale of the Notes, GXO and GXO Capital entered into an Underwriting Agreement, dated as of November 18, 2025 (the “Underwriting Agreement”), with Barclays Bank PLC, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC and the other underwriters named in Schedule A thereto (the “Underwriters”), pursuant to which GXO Capital agreed to sell, GXO agreed to guarantee, and the Underwriters agreed to purchase, the Notes. The Underwriting Agreement includes customary representations, warranties and covenants by GXO and GXO Capital. It also provides for customary indemnification by each of GXO and GXO Capital and the respective Underwriters against certain liabilities arising out of or in connection with sale of the Notes and for customary contribution provisions in respect of those liabilities. Certain of the underwriters in respect of the Underwriting Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for GXO and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

GXO Capital issued the Notes pursuant to an indenture dated as of November 24, 2025 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of November 24, 2025 (the “Supplemental Indenture,” and the Base Indenture as amended or supplemented by the Supplemental Indenture, the “Indenture”), in each case among GXO, GXO Capital and Computershare Trust Company, N.A., as trustee (the “GXO Capital Trustee”).

The Notes will accrue interest at a rate of 3.750% per year, payable annually in arrears on November 24 of each year, beginning on November 24, 2026. The Notes will mature on November 24, 2030, unless earlier repurchased or redeemed, if applicable.

The offering of the Notes was registered under the Securities Act of 1933, as amended (the “Act”), pursuant to GXO’s registration statement on Form S-3ASR, dated August 23, 2024, as amended by Post-Effective Amendment No. 1, dated November 13, 2025 (File Nos. 333-281757 and 333-281757-01). The terms of the Notes are further described in the prospectus supplement dated November 18, 2025 as filed with the SEC under Rule 424(b)(2) of the Act on November 20, 2025 (the “Prospectus Supplement”).

GXO Capital may redeem some or all of the Notes at the applicable redemption price, as described in the Supplemental Indenture.

The Indenture contains customary events of default with respect to the Notes, including failure to make required payments, failure to comply with certain agreements or covenants and certain events of bankruptcy and insolvency. Events of default under the Indenture arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the Notes. If any other event of default under the Indenture occurs and is continuing with respect to the Notes, the GXO Capital Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the acceleration of the amounts due under the Notes.

The Notes and the Parent Guarantee are unsecured, unsubordinated obligations of GXO Capital and GXO, respectively, and rank equally in right of payment with all of GXO Capital’s and GXO’s respective existing and future unsecured, unsubordinated indebtedness. The Notes were issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof.

For the relevant terms and conditions of the Underwriting Agreement, the Indenture and the Notes, please refer to the Prospectus Supplement. The descriptions of the Underwriting Agreement, the Indenture and the Notes herein and in the Prospectus Supplement are summaries and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Indenture and the Notes, which are filed as Exhibits 1.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Amendments to GXO Credit Facilities

On November 24, 2025, GXO entered into an amendment (the “Term Loan Amendment”) to that certain 5-Year Term Loan Credit Agreement, dated as of May 25, 2022 (the “Term Loan Credit Agreement”), by and among GXO, Barclays Bank PLC, as administrative agent, and the other parties thereto, and an amendment (the “Revolver Amendment”, and together with the Term Loan Amendment, the “Amendments”) to that certain Credit Agreement, dated as of March 29, 2024 (the “Revolving Credit Agreement”, and together with the Term Loan Credit Agreement, the “Credit Agreements”), by and among GXO, Bank of America, N.A., as administrative agent, and the other parties thereto.

Each of the Credit Agreements requires GXO to maintain a consolidated leverage ratio less than or equal to a specified maximum consolidated leverage ratio. The Amendments modify the calculation of this consolidated leverage ratio to permit GXO to net up to $400 million of the aggregate amount of unrestricted cash and cash equivalents of GXO and its subsidiaries from the calculation of leverage.

The foregoing description of the Term Loan Amendment and the Revolver Amendment is qualified in its entirety by reference to the full text of the Term Loan Amendment and the Revolver Amendment, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

GXO Capital Guarantee of Existing GXO Notes

On November 24, 2025, GXO, GXO Capital and Computershare Trust Company, N.A., as trustee (the “GXO Trustee”), entered into that certain third supplemental indenture (the “Third Supplemental Indenture”) to the Indenture, dated as of July 2, 2021 (the “GXO Indenture”), between GXO and the GXO Trustee, as successor to Wells Fargo Bank, National Association. The Third Supplemental Indenture provides for the guarantee by GXO Capital of the outstanding notes issued by GXO under the GXO Indenture. A copy of the Third Supplemental Indenture is filed with this Current Report on Form 8-K as Exhibit 4.4 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated as of November 18, 2025, among GXO Logistics, Inc., GXO Logistics Capital B.V., Barclays Bank PLC, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC and the other underwriters named in Schedule A thereto.
4.1	Indenture, dated as of November 24, 2025, among GXO Logistics, Inc., GXO Logistics Capital B.V. and Computershare Trust Company, N.A., as trustee.
4.2	First Supplemental Indenture, dated as of November 24, 2025, among GXO Logistics, Inc., GXO Logistics Capital B.V and Computershare Trust Company, N.A as trustee.
4.3	Form of 3.750% Note due 2030 (included in Exhibit 4.2 hereto).
4.4	Third Supplemental Indenture, dated as of November 24, 2025, among GXO Logistics, Inc., GXO Logistics Capital B.V. and Computershare Trust Company, N.A., as trustee.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz, dated November 24, 2025.
5.2	Opinion of Baker & McKenzie Amsterdam N.V., dated November 24, 2025.
10.1	Amendment No. 1 to 5-Year Term Loan Credit Agreement, dated as of November 24, 2025, among GXO Logistics, Inc., the lenders party thereto and Barclays Bank PLC, as administrative agent.
10.2	Amendment No. 1 to Credit Agreement, dated as of November 24, 2025, among GXO Logistics, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXO Logistics, Inc.

Date: November 24, 2025	By:	/s/ Karlis P. Kirsis
Karlis P. Kirsis
Chief Legal Officer